Exhibit 99.1

Summit Therapeutics Inc.

(“Summit” or the “Company”)

Summit Announces Closing of Private Placement of $50 Million

Cambridge, MA, November 6, 2020 – Summit (NASDAQ: SMMT) today announces that it has closed its previously announced private placement for a fundraising of $50 million (the “Fundraising”) through the issuance and sale of shares of common stock to the Company’s Chief Executive Officer and Executive Chairman, Robert W. Duggan and to two additional investors. Summit placed 14,071,856 new shares of common stock with Mr. Duggan, and pursuant to Securities Purchase Agreements executed on November 6, 2020 (the “Purchase Agreements”), 898,204 new shares of common stock in the aggregate with Polar Capital and the Mahkam Zanganeh Revocable Trust (the “Additional Investors”), for an aggregate investment in the Company of $50 million. In each case, the aggregate proceeds reflect a price of $3.34 per share of common stock. The price per share of the common stock sold in the Fundraising represents the Nasdaq closing price per share immediately preceding the entry into the binding agreement with Mr. Duggan for the Fundraising.

In connection with the closing of the investment from the Additional Investors pursuant to the Purchase Agreements, Summit executed a Registration Rights Agreement with the Additional Investors whereby Summit has agreed to file a registration statement registering for resale the Additional Investors’ purchased shares within 60 days of the closing, subject to certain customary terms and conditions.

Summit believes that the net proceeds of the Fundraising will extend its cash runway into the fourth quarter of 2021. The Company expects to use these funds to support the following activities:

•	Ridinilazole: Continued patient enrolment into the Ri-CoDIFy Phase 3 clinical trial program of ridinilazole for the treatment and the reduction of recurrence of Clostridioides difficile infection.

•	Ridinilazole: Preparatory activities to support the commercial launch of ridinilazole, if approved.

•	Development of early-stage research projects for the treatment of multidrug-resistant Enterobacteriaceae infections using the Company’s Discuva Platform.

•	General corporate purposes.

The securities issued to Mr. Duggan and the Additional Investors are not registered under the Securities and Exchange Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Contact

Summit Press Office

investors@summitplc.com

Michael Donaldson, Chief Financial Officer

mike.donaldson@summitplc.com

Summit Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the timing for the closing of the Fundraising, clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of filings that the Company makes with the Securities and Exchange Commission, including the Company’s Current Report on Form 8-K filed on September 29, 2020 with certain disclosures regarding the three and six months ended June 30, 2020. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.